Exhibit 6(b)

DEFERRED COMPENSATION PLAN

BETWEEN

FIRST LIGHT BANCORP

AND

THOMAS L. AUSTERMAN

Effective July 1, 2015

TABLE OF CONTENTS

ARTICLE I
NATURE AND PURPOSE OF PLAN
Section 1.1.	Type of Plan	1
Section 1.2.	Purpose of Plan	1
ARTICLE II
DEFINITIONS AND RULES OF CONSTRUCTION
Section 2.1.	Definitions	1
Section 2.2.	Rules of Construction	2
ARTICLE III
ELIGIBILITY AND PARTICIPATION
Section 3.1.	Eligibility	3
ARTICLE IV
PERFORMANCE BONUS
Section 4.1.	Performance Bonus	3
ARTICLE V
VESTING AND FUNDING
Section 5.1.	Vesting	4
Section 5.2.	Performance Bonus Unfunded	4
ARTICLE VI
DISTRIBUTION OF BENEFITS
Section 6.1.	General Distribution Rules	5
Section 6.2.	Forfeiture of Non-Vested Performance Bonus	5
Section 6.3.	Designation of Beneficiary	5
ARTICLE VII
ADMINISTRATION
Section 7.1.	Plan Administrator	6
Section 7.2.	Notices	6
Section 7.3.	Powers and Duties of the Plan Administrator	6
ARTICLE VIII
AMENDMENT AND TERMINATION
Section 8.1.	Amendment	7

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ARTICLE IX
MISCELLANEOUS
Section 9.1.	Relationship	7
Section 9.2.	Other Benefits and Plans	7
Section 9.3.	Anticipation of Benefits	7
Section 9.4.	No Guarantee of Continued Employment	7
Section 9.5.	Waiver of Breach	7
Section 9.6.	Protective Provisions	8
Section 9.7.	Benefit	8
Section 9.8.	Responsibility for Legal Effect	8
Section 9.9.	Tax Withholding	8
Section 9.10.	Code Section 409A	8

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DEFERRED COMPENSATION PLAN

BETWEEN

FIRST LIGHT BANCORP

AND

THOMAS L. AUSTERMAN

WHEREAS, THE COMMERCE BANK, an Indiana Domestic Financial Institution (“Company”), desires to adopt a DEFERRED COMPENSATION PLAN BETWEEN FIRST LIGHT BANCORP AND TOM AUSTERMAN (“Plan”), effective July 1, 2015, a deferred compensation plan which is not a plan intended to be qualified under sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (“Code”), for the purpose of permitting Thomas L. Austerman to accrue deferred compensation; and

WHEREAS, the Board of Directors of the Company have authorized and approved the Plan as set forth herein; and

Whereas, THOMAS L. AUSTERMAN (“Participant”) has agreed to the terms of the Plan and has executed the Plan below.

NOW, THEREFORE, the Company hereby approves and adopts the Plan, which shall read as follows:

ARTICLE I

NATURE AND PURPOSE OF PLAN

Section 1.1.           TYPE OF PLAN. This Plan is designed to be an unfunded plan designed to provide “deferred compensation” (within the meaning of section 202(2) of ERISA, as defined herein) for the Participant, who is in a select group of the Company’s management or highly-compensated employees.

Section 1.2.           PURPOSE OF PLAN. The purpose of the Plan is to provide deferred compensation within the meaning of section 201(2) of ERISA and section 409A of the Code for Participant, who is a part of a select group of management and highly compensated employees of the Company, in recognition of the Participant’s substantial contributions to the operations of the Company, and to provide the Participant with additional financial security as an inducement for the Participant to remain in employment with the Company.

ARTICLE II

DEFINITIONS AND RULES OF CONSTRUCTION

Section 2.1.           DEFINITIONS. As used in the Plan, the following words and phrases, when capitalized, have the following meanings, except when used in a context that plainly requires a different meaning:

(a)           “Beneficiary” means, with respect to the Participant, the person or persons designated pursuant to Section 6.3 to receive benefits under the Plan in the event of the Participant’s death.

(b)           “Board” means the Board of Directors of the Company.

(c)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and its interpretive rules and regulations.

(d)           “Company” means First Light Bancorp.

(e)           “Control Group” means a group comprised of the Company and The Commerce Bank.

(f)            “Effective Date” means the effective date of this Plan, which is September   , 2015.

(g)           “Employment Termination” means the termination of the Participant’s employment relationship with the Company.

(h)           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(i)            “Participant” means Thomas L. Austerman, who works as an employee of First Light Bancorp.

(j)            “Performance Bonus” means a bonus paid to Participant pursuant to Section 4.1.

(k)           “Plan” means this instrument, as amended from time to time, and the non-qualified deferred compensation plan established by this instrument.

(l)            “Plan Sponsor” means First Light Bancorp.

(m)          “Plan Year” means the calendar year.

(n)           “Trust” means any grantor trust that the Company, in its sole discretion, may establish pursuant to Section 5.2(b) for the deposit of funds to be used for the exclusive purpose of paying benefits accrued under the Plan and that substantially conforms to the terms of the Internal Revenue Service model trust described in Revenue Procedure 92-64, 1992-2 C.B. 422 (as amended from time to time).

Section 2.2.           RULES OF CONSTRUCTION. The following rules of construction will govern in interpreting the Plan:

(a)           The Plan is intended to be an unfunded plan and to be maintained by the Company primarily for the purpose of providing deferred compensation to Participant, who is part of a select group of management or highly compensated employees (within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA), and the Plan shall be so construed and interpreted wherever necessary.

(b)           The provisions of this Plan will be construed and governed in all respects under and by the internal laws of the State of Indiana, to the extent not preempted by federal law.

(c)           Words used in the masculine gender will be construed to include the feminine gender, where appropriate, and vice versa.

(d)           Words used in the singular will be construed to include the plural, where appropriate, and vice versa.

(e)           The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of any provision of the Plan.

(f)            If any provision of the Plan is held to be illegal or invalid for any reason, that provision will be deemed to be null and void, but the invalidation of that provision will not otherwise impair or affect the Plan.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

Section 3.1.           ELIGIBILITY. Participation in the Plan is limited to Participant.

ARTICLE IV

PERFORMANCE BONUS

Section 4.1.           PERFORMANCE BONUS. The Company shall pay Participant a Performance Bonus of $75,000 in each of 2020 and 2021, provided that the employment and performance conditions set forth in this Section 4.1 are satisfied. In order to receive the Performance Bonus, Participant must: (1) remain an employee of the Company, or another entity within its Control Group, through June 30, 2019; and (2) the Company must have raised $12 million in capital and its stock must be valued at a minimum of $7.10 per share, both as of June 30, 2019. (The $12 million of capital shall be raised through new stock offerings, the purchase of stock warrants, mergers and/or acquisitions of new banks or other financial institutions, and shall be determined as reflected on the books of The Commerce Bank. Further, the value of $7.10 per share shall be determined by an independent valuation agreed upon by the parties.) If these conditions to payment of the Performance Bonus are met, the Performance Bonus shall become vested and will be paid to Participant in accordance with the terms of Section 6.1(b). In its sole discretion, the Board may elect to pay the Performance Bonus to Participant in the event that the conditions to payment set forth in this Section 4.1 are not fully satisfied. However, the Board is under no obligation to exercise this election, and such discretionary payment of the Performance Bonus shall be in the Board’s sole and absolute discretion.

ARTICLE V

VESTING AND FUNDING

Section 5.1.           VESTING. The Participant’s interest in Performance Bonus amounts will become vested as follows:

(a)           Generally. The Participant shall become fully vested in the Performance Bonus on June 30, 2019, provided that all of the conditions set forth in Section 4.1 are satisfied as of that date.

(b)           Death. If a Participant dies after the Performance Bonus has become vested, but before payment to Participant of the total Performance Bonus amount to which Participant is entitled under this Agreement has been made to Participant, such Participant’s Beneficiary shall have a nonforfeitable interest in the unpaid balance of the Performance Bonus, payable to Beneficiary on the same schedule as it would have been paid to Participant.

(c)           Notwithstanding Section 5.1(a) or Section 5.1(b), the Participant’s interest in the Performance Bonus will be subject to the claims of the Company’s general creditors in the event the Company becomes insolvent.

Section 5.2.           PERFORMANCE BONUS UNFUNDED.

(a)           The Performance Bonus will be recorded as an accrued liability, in the name of the Participant, on the Company’s books. The Performance Bonus will be unfunded, so that the Company’s obligation to pay benefits under the Plan is merely a contractual duty to make payments when due under the Plan. The Company’s promise to pay benefits under the Plan will not be secured in any way, and except as provided in Section 5.2(b), the Company will not set aside or segregate assets for the purpose of paying the Performance Bonus.

(b)           Notwithstanding the provisions of Section 5.2(a) the Company, in its sole discretion, may establish a Trust. The Company, in its sole discretion, may make such contributions to the Trust as the Board determines are appropriate to enable the Company to pay the Performance Bonus when due under the Plan. Any Trust established under this Section 5.2(b) will be created pursuant to a written trust document that conforms to the model form of rabbi trust agreement approved by the Internal Revenue Service in Revenue Procedure 92-64 (as amended from time to time).

ARTICLE VI

DISTRIBUTION OF BENEFITS

Section 6.1.           GENERAL DISTRIBUTION RULES.

(a)           The Participant’s Performance Bonus will be distributed to the Participant (or to the Participant’s Beneficiary in the event of the Participant’s death) as provided in this Section 6.1.

(b)           The Participant will receive the Performance Bonus as follows: When the Participant’s interest in a Performance Bonus under Section 4.1 becomes vested under Section 5.1(a), that vested Performance Bonus shall be distributed to the Participant in 24 equal monthly installment payments of $6,250, beginning on July 1, 2020 (for a total Performance Bonus of $150,000).

(c)           If the Participant’s interest in the Performance Bonus becomes vested under Section 5.1(b), the entire vested Performance Bonus shall be distributed to the Beneficiary according to the same schedule as set forth in Section 6.1(b) above.

Section 6.2.           FORFEITURE OF NON-VESTED PERFORMANCE BONUS. If the Performance Bonus is not vested at the time of the Participant’s Employment Termination, the Performance Bonus will be forfeited, and the Participant will not be entitled to payment of the Performance Bonus.

Section 6.3.           DESIGNATION OF BENEFICIARY. The Participant shall be entitled to designate a Beneficiary or Beneficiaries to receive the payments of Participant’s vested Performance Bonus in the case of the Participant’s death, on a form provided to the Participant by the Plan Sponsor. Such designation may include a designation of a contingent Beneficiary or Beneficiaries. The Participant may, from time to time, change such designation of Beneficiary or Beneficiaries as the Participant shall desire. If no Beneficiary is designated, the right to receive Participant’s vested Performance Bonus shall pass to a default Beneficiary as determined in accordance with the following order, as applicable to Participant: (i) Participant’s spouse, (ii) Participant’s children, (iii) Participant’s parents, or (iv) Participant’s estate. Notwithstanding any other provision of the Plan, if Participant designates his or her spouse as a Beneficiary, and the Participant’s marriage to that spouse is later terminated (whether by divorce, annulment, dissolution, or otherwise), the Participant’s designation of his or her spouse as Beneficiary, if made prior to the termination of the marriage, will be null and void, and the portion of the Participant’s benefits that would, but for this provision, be payable to the Participant’s spouse will be payable as designated in the Participant’s Beneficiary designation, as if the spouse had predeceased the Participant.

ARTICLE VII

ADMINISTRATION

Section 7.1.           PLAN ADMINISTRATOR. The Company is the “Plan Administrator” of the Plan for purposes of the ERISA. The Company shall designate a “Benefits Committee” to make eligibility and benefit determinations and to construe the terms of the Plan and resolve any ambiguities. Decisions of the Benefits Committee shall be appealable to the Board, whose majority vote shall be final and binding. Eligibility and benefit determinations shall be made pursuant to regulations promulgated under section 503 of ERISA. The Participant under the Plan may not participate in the appeals process of Participant’s benefits under the Plan.

Section 7.2.           NOTICES. Any notice or filing required or permitted to be given to the Company under the Plan will be sufficient if it is in writing and hand delivered, or sent by electronic, registered or certified mail, to any member of the Board. The notice or filing will be deemed made as of the date of delivery, or if delivery is made by physical mail, as of the date shown on the postmark on the receipt for registration or certification.

Section 7.3.           POWERS AND DUTIES OF THE PLAN ADMINISTRATOR. Subject to the specific limitations stated in this Plan, the Company will have the following powers, duties, and responsibilities:

(a)           to carry out the general administration of the Plan;

(b)           to cause to be prepared all forms necessary or appropriate for the administration of the Plan;

(c)           to keep appropriate books and records;

(d)           to determine amounts to be distributed to the Participant or any Beneficiaries under the provisions of the Plan;

(e)           to determine, consistent with the provisions of this instrument all questions of eligibility, rights, and status of the Participant and any Beneficiaries under the Plan;

(f)            to issue, amend, and rescind rules relating to the administration of the Plan, to the extent those rules are consistent with the provisions of this instrument;

(g)           to exercise all other powers and duties specifically conferred upon the Company elsewhere in this instrument; and

(h)           to interpret, with discretionary authority, the provisions of this Plan and to resolve, with discretionary authority, all disputed questions of Plan interpretation and benefit eligibility.

ARTICLE VIII

AMENDMENT AND TERMINATION

Section 8.1.           AMENDMENT. The Company and the Participant reserve the right to amend or terminate the Plan at any time by executing an amendment signed by both parties. Provided, however, the Plan must be amended in conformity with section 409A of the Code.

ARTICLE IX

MISCELLANEOUS

Section 9.1.           RELATIONSHIP. Notwithstanding any other provision of the Plan, this Plan and action taken pursuant to it will not be deemed or construed to establish a trust or fiduciary relationship of any kind between or among the Company, Participant, Beneficiaries, or any other persons. The Plan is intended to be unfunded for purposes of the Code and ERISA, and is exempt from certain portions of ERISA pursuant to sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The rights of the Participant and Beneficiaries to receive payment of deferred compensation under the Plan is strictly a contractual right of payment, and this Plan does not grant, nor will it be deemed to grant, the Participant, Beneficiaries, or any other person any interest or right to any of the funds, property, or assets of the Company other than as an unsecured general creditor of the Company.

Section 9.2.           OTHER BENEFITS AND PLANS. Nothing in this Plan will be deemed to prevent the Participant from receiving, in addition to the benefits provided for under this Plan, any funds that may be distributable to him at any time under any other present or future retirement or incentive plan of the Company.

Section 9.3.           ANTICIPATION OF BENEFITS. Neither the Participant nor Beneficiaries will have the power to transfer, assign, pledge, alienate, or otherwise encumber in advance any of the payments that may become due under this Plan, and any attempt to do so will be void. Any payments that may become due under this Plan will not be subject to attachment, garnishment, or execution, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. The Plan will not recognize any “domestic relations order” purporting to assign all or any portion of the Participant’s benefit under the Plan.

Section 9.4.           NO GUARANTEE OF CONTINUED EMPLOYMENT. Nothing contained in this Plan or any action taken under the Plan will be construed as a contract of employment or as giving the Participant any right to be retained in employment with the Company. The Company specifically reserves the right to terminate the Participant’s employment at any time with or without cause, and with or without notice or assigning a reason, subject to the terms of any written employment agreement between the Participant and the Company.

Section 9.5.           WAIVER OF BREACH. The Company’s waiver of any Plan provision will not operate or be construed as a waiver of any subsequent breach by the Participant.

Section 9.6.           PROTECTIVE PROVISIONS. The Participant will cooperate with the Company by furnishing any and all information requested by the Company to facilitate the payment of benefits under the Plan, and by taking any relevant action as may be requested by the Company.

Section 9.7.           BENEFIT. This Plan will be binding upon and inure to the benefit of the Company and its successors and assigns.

Section 9.8.           RESPONSIBILITY FOR LEGAL EFFECT. The Company makes no representations or warranties, express or implied, or assumes any responsibility concerning the legal implications or effects of this Plan.

Section 9.9.           TAX WITHHOLDING. The Company will withhold from any payment made under the Plan such amount or amounts as may be required by applicable federal, state, or local laws. Social Security and Medicare taxes, if applicable, will be withheld at the time of deferral, subject to appropriate wage base limitations.

Section 9.10.        CODE SECTION 409A. Notwithstanding any provision of this Plan to the contrary, the Plan is designed to comply with the provisions of section 409A of the Code, and the Treasury Regulations and guidance promulgated thereunder, and shall be construed and operated based upon a good faith, reasonable interpretation of section 409A of the Code and its purpose.

IN WITNESS WHEREOF, this Plan has been executed by the Company and the Participant as of the dates set forth below.

FIRST LIGHT BANCORP
(“Company”)

By:	/s/ Lucas J. Yaeger
(Signature)

Its:	Vice president
(Office)

Date: September 14, 2015

THOMAS L. AUSTERMAN
(“Participant”)

/s/ Thomas L. Austerman
(Signature)

Date: September 10, 2015